EXHIBIT 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571

NATIONSHEALTH ANNOUNCES $7.0 MILLION TERM LOAN FACILITY

SUNRISE, Fla. – April 12, 2007 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced it has amended and restated its credit facility with CapitalSource to make an additional $7.0 million available under a multi-draw term loan. NationsHealth anticipates using the term loan primarily for acquisitions of smaller regional providers of diabetic supplies that are seeking to exit the business ahead of Medicare’s competitive bidding program. The amended and restated agreement maintains the existing $10.0 million revolving credit facility, which currently has an outstanding balance of approximately $2.5 million.

“Our recent financial performance has allowed us to seek more traditional sources of financing and this term loan is an important milestone in support of our future growth,” commented Timothy Fairbanks, NationsHealth’s Chief Financial Officer. “One of the key drivers of our 2007 growth will be acquisitions. We have completed three transactions over the last two quarters, and the term loan will enable us to accelerate our acquisition strategy.”

About NationsHealth, Inc.

NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and insurance related services. NationsHealth provides home delivery of diabetes supplies, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information please visit http://www.nationshealth.com.

About CapitalSource

CapitalSource is a leading commercial lending, investment and asset management business focused on the middle market. As of December 31, 2006, CapitalSource managed a $17 billion portfolio, including $8.6 billion in its commercial lending and investment business, $5.8 billion in its residential mortgage investment business, and $2.4 billion managed on behalf of third parties. Headquartered in Chevy Chase, Maryland, the company has approximately 550 employees in offices across the United States and in Europe. For more information, visit http://www.capitalsource.com.

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This press release contains forward-looking statements about NationsHealth, none of which should be construed in any manner as a guarantee that such results will in fact occur. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements are based upon the current beliefs and expectations of NationsHealth’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our dependence on Medicare reimbursement; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program, including competitive bidding for durable medical equipment and supplies; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; our ability to successfully implement future growth strategies, including making acquisitions of providers of diabetic supplies and certain of their operating assets; our ability to successfully migrate diabetes customers to NationsHealth’s services; our ability to successfully integrate acquisitions of assets and businesses; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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